UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 16, 2011

CHINA AGRITECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34458	75-2955368
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 3F No. 11 Building, Zhonghong International Business Garden

Future Business Center,

Chaoyang North Road, Chaoyang District, Beijing, China 100024
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (86) 10-59621228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2011, China Agritech, Inc. (the “Company”) entered into an  agreement with China National Agrochemical Corporation (“CNAC”), pursuant to which CNAC is purchasing the Company’s “Green Vitality” organic granular fertilizer having a value of RMB44,000,000, or approximately $6.8 million.  CNAC is a wholly owned subsidiary of China National Chemical Corporation (ChemChina) a state-owned enterprise and the largest chemical company in China.

Pursuant to the terms of the CNAC agreement, the Company has agreed to assist CNAC to develop the market for the product within the PRC by, among other things, providing sales support, advertising, technical support and training to and product demonstrations.   The Agreement terminates on December 31, 2011.  A translation of the CNAC agreement is attached hereto as Exhibit 10.1.

Item 8.01. Other Events.

On February [22], 2011, the Company issued a press release announcing that it entered into the agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

No.	Description

10.1	Granular Fertilizer Sales Contract between China National Agrochemical Corporation and the Company, dated February 16, 2011.
99.1	Press Release dated February 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRITECH, INC.

Date: February 22, 2011	/s/ Yu Chang
Yu Chang
Chief Executive Officer

Exhibit Index

No.	Description

10.1	Granular Fertilizer Sales Contract between China National Agrochemical Corporation and the Company, dated February 16, 2011.
99.1	Press Release dated February 22, 2011